Exhibit 32.2
Certification

In connection with the Annual Report of TXCO Resources Inc. (the "Company") on Form 10-K for the period ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, P. Mark Stark, Vice President, Treasurer and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ P. Mark Stark
Name: P. Mark Stark
Title: Vice President, Treasurer and Chief Financial Officer
Date: March 16, 2009

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.